Exhibit 99.1

             Digital River Reports Second Quarter Results

     MINNEAPOLIS--(BUSINESS WIRE)--July 26, 2007--Digital River, Inc. (NASDAQ:DRIV), a leading provider of global e-commerce solutions, today reported its second quarter results.

    2007 Revenue - Q2 and Six Months Ended June 30, 2007

    Second quarter revenue totaled $78.2 million. This is an increase of 10 percent from revenue of $71.3 million in the second quarter of 2006. This result is consistent with the preliminary second quarter revenue guidance the Company provided on June 27, 2007.

    In the first half of 2007, the Company reported revenue of $169.9 million. This represents a 14 percent increase from revenue of $149.3 million in the similar period of the prior year.

    2007 GAAP Results - Q2 and Six Months Ended June 30, 2007

    Second quarter GAAP net income was $14.5 million, or $0.32 per diluted share. This compared to net income of $13.3 million, or $0.30 per diluted share, in the second quarter of 2006. These results represent a year-over-year increase of 9 percent in GAAP net income and 7 percent in GAAP diluted net income per share. This result is consistent with the preliminary second quarter GAAP diluted net income per share guidance the Company provided on June 27, 2007.

    In the first half of 2007, GAAP net income was $35.2 million, or $0.78 per diluted share. This compared to net income of $29.7 million, or $0.70 per diluted share, in the first half of 2006.

    2007 Non-GAAP Results - Q2 and Six Months Ended June 30, 2007

    Based on the Company's non-GAAP measurements, second quarter non-GAAP net income was $18.1 million, or $0.39 per diluted share. This compared to net income on a similar basis of $18.7 million, or $0.41 per diluted share, in the second quarter of 2006. This result is consistent with the preliminary second quarter non-GAAP diluted net income per share guidance the Company provided on June 27, 2007.

    Based on the Company's non-GAAP measurements, non-GAAP net income in the first half of 2007 was $43.1 million, or $0.93 per diluted share. This compared to net income on a similar basis of $39.4 million, or $0.91 per diluted share, in the first half of 2006.

    Non-GAAP net income is computed by starting with GAAP pre-tax income as reported on the Company's statement of operations, adding back amortization of acquisition-related intangibles and stock-based compensation expense, to calculate non-GAAP pre-tax income. This figure is then taxed at 31 percent, the Company's current estimated effective tax rate, to arrive at non-GAAP net income. This amount is then divided by fully-diluted GAAP shares outstanding, which includes the impact of the Company's contingent convertible notes, to derive non-GAAP diluted net income per share. To provide further clarity, a detailed reconciliation on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this announcement.

    "We continue to be confident in our core business, solid long-term fundamentals and the future growth potential of this company," said Joel Ronning, Digital River's CEO. "During the second half of the year, we plan to expand relationships with key clients, further enhance our e-commerce infrastructure to create added scalability for our business and continue to pursue international markets. Overall, we believe the company is well positioned to benefit from the strong trends in e-commerce outsourcing and the ongoing shift from physical to digital delivery of software."

    Q3 2007 Guidance

    Forward-looking guidance for the third quarter ending September 30, 2007, is as follows:

    --  Revenue of $81.5 million;

    -- GAAP diluted net income per share of $0.34, including stock-based compensation expense of $3.7 million; and

    --  Non-GAAP diluted net income per share of $0.41.

    Full Year 2007 Guidance

    Forward-looking guidance for the full year ending December 31, 2007 is as follows:

    --  Revenue of $345 million;

    -- GAAP diluted net income per share of $1.59, including stock-based compensation expense of $14.2 million; and

    --  Non-GAAP diluted net income per share of $1.87.

    This guidance is consistent with the preliminary full year guidance that the Company provided on June 27, 2007.

    Share Repurchase Program

    Digital River also announced that the Company has repurchased approximately 1.37 million shares of the Company's common stock at a weighted average price of $45.86 during the month of July 2007. The Company has approximately $137 million remaining under the $200 million share repurchase authorization the Company announced on June 27, 2007. Additional share repurchases will occur from time-to-time at the Company's discretion, based on ongoing assessments of the capital needs of the business, the market price of its common stock and general market conditions. No time limit has been set for completion of the repurchase program.

    Digital River will hold a second quarter conference call today at 4:45 p.m. Eastern Daylight Time. A live webcast of the conference call can be accessed from http://www.digitalriver.com/2007q2earnings/. Alternatively, a live broadcast of the call may be heard by using conference ID # 9684572 and dialing (888) 802-2278 inside the United States or Canada, or by calling (913) 312-1264 from international locations. A webcast replay of the call will be archived on Digital River's corporate Web site.

    About Digital River, Inc.

    Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for more than 40,000 software publishers, consumer technology manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company's comprehensive platform offers site development and hosting, order management, fraud prevention, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

    Founded in 1994, Digital River is headquartered in Minneapolis with offices in major U.S. cities as well as Cologne, Germany; London, England; Shannon, Ireland; Luxembourg, Luxembourg; Taipei, Taiwan; Tokyo, Japan; and Shanghai, China. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call 952-253-1234.

    Forward-Looking Statements

    This press release contains forward-looking statements, including statements regarding the Company's anticipated future growth, including future financial performance, as well as statements containing the words "anticipates," "believes," "plans," "will," or "expects" and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the Company's limited operating history and variability of operating results; competition in the e-commerce market; challenges associated with international expansion; potential consequences surrounding findings of our internal investigation, investigation by a committee of our independent directors and informal SEC inquiry into our stock option granting practices; any potential civil litigation relating to our stock option granting practices; and other risk factors referenced in the Company's public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2006. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River's most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time-to-time.

    The forward-looking statements regarding third quarter and full year 2007 reflect Digital River's expectations as of July 26, 2007. Results may be materially affected by many factors, such as changes in global economic conditions and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet, progress with key partners and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and anticipated tax rates, and that no additional intangible assets are recorded. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

    Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.



Digital River, Inc.
Second Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Balance Sheets                  As of
                                               June 30,   December 31,
                                             -------------------------
                                                 2007         2006
                                             ------------ ------------
Assets
--------------------------------------------
  Current assets
    Cash and cash equivalents                $    409,115 $    390,243
    Short-term investments                        271,657      235,699
    Accounts receivable, net                       45,408       52,392
    Deferred income taxes                          19,591       19,687
    Prepaid expenses and other                      7,042        6,025
                                             ------------ ------------
      Total current assets                        752,813      704,046
  Property and equipment, net                      24,879       24,079
  Goodwill                                        239,772      243,799
  Intangible assets, net                           17,604       21,106
  Deferred income taxes                            17,403        1,276
  Other assets                                     12,106       11,957
                                             ------------ ------------
  Total assets                               $  1,064,577 $  1,006,263
                                             ============ ============
Liabilities and stockholders' equity
--------------------------------------------
  Current liabilities
    Accounts payable                         $    126,991 $    141,386
    Accrued payroll                                 9,238       12,097
    Deferred revenue                                7,425        7,040
    Accrued acquisition liabilities                 1,047        5,654
    Other accrued liabilities                      43,946       39,982
                                             ------------ ------------
      Total current liabilities                   188,647      206,159
  Non-current liabilities
    Convertible senior notes                      195,000      195,000
    Other liabilities                               9,504        1,345
                                             ------------ ------------
      Total non-current liabilities               204,504      196,345
                                             ------------ ------------
  Total liabilities                               393,151      402,504
                                             ------------ ------------
  Stockholders' equity
    Common stock                                      415          404
    Additional paid-in capital                    574,820      546,758
    Retained earnings                              80,081       44,989
    Accumulated other comprehensive income         16,110       11,608
                                             ------------ ------------
    Stockholders' equity                          671,426      603,759
                                             ------------ ------------
  Total liabilities and stockholders' equity $  1,064,577 $  1,006,263
                                             ============ ============




Digital River, Inc.
Second Quarter Results
(Unaudited, in thousands, except per share amounts)
Subject to reclassification

Condensed Consolidated Statements of Operations

                               Three months ended   Six months ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
Revenue                        $  78,227 $  71,277 $ 169,858 $ 149,291
Costs and expenses:
  Direct cost of services          2,426     1,914     4,989     3,777
  Network and infrastructure       7,334     6,298    14,829    13,741
  Sales and marketing             32,793    27,628    66,982    54,567
  Product research and
   development                     8,235     7,488    16,887    15,090
  General and administrative       9,543     8,247    19,656    16,497
  Depreciation and
   amortization                    3,291     2,475     6,149     4,728
  Amortization of acquisition-
   related intangibles             1,607     3,038     4,353     5,878
                               --------- --------- --------- ---------
Total costs and expenses          65,229    57,088   133,845   114,278
                               --------- --------- --------- ---------
    Income from operations        12,998    14,189    36,013    35,013
                               --------- --------- --------- ---------
Other income, net                  8,007     6,392    15,000     9,327
                               --------- --------- --------- ---------
    Income before income tax
     expense                      21,005    20,581    51,013    44,340
Income tax expense                 6,512     7,292    15,814    14,674
                               --------- --------- --------- ---------
    Net income                 $  14,493 $  13,289 $  35,199 $  29,666
                               ========= ========= ========= =========

Net income per share - basic   $    0.35 $    0.34 $    0.86 $    0.79
                               ========= ========= ========= =========
Net income per share - diluted $    0.32 $    0.30 $    0.78 $    0.70
                               ========= ========= ========= =========
Shares used in per share
 calculation - basic              41,169    39,452    40,823    37,386
Shares used in per share
 calculation - diluted            46,637    45,458    46,488    43,319



Calculation of GAAP Diluted Net Income Per Share

                               Three months ended   Six months ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
GAAP net income                $  14,493 $  13,289 $  35,199 $  29,666
  Add back debt interest
   expense and issuance cost
   amortization, net of tax
   benefit                           435       435       870       870
                               --------- --------- --------- ---------
Adjusted net income for GAAP
 EPS calculation               $  14,928 $  13,724 $  36,069 $  30,536
                               ========= ========= ========= =========

Net income per share - diluted $    0.32 $    0.30 $    0.78 $    0.70
                               ========= ========= ========= =========
Shares used in per share
 calculation - diluted            46,637    45,458    46,488    43,319




Digital River, Inc.
Second Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Statements of Cash Flows
                                             Six months ended June 30,
                                             -------------------------
                                                 2007         2006
                                             ------------ ------------
Operating Activities:
--------------------------------------------
  Net income                                 $    35,199  $    29,666
    Adjustments to reconcile net income to
     net cash provided by operating
     activities:
      Amortization of acquisition-related
       intangibles                                 4,353        5,878
      Change in accounts receivable
       allowance, net of acquisitions                570          126
      Depreciation and amortization                6,149        4,728
      Stock-based compensation expense             7,125        6,932
      Excess tax benefits from stock-based
       compensation                              (10,027)      (2,705)
      Deferred and other income taxes             11,383       12,679
      Change in operating assets and
       liabilities (net of acquisitions):
        Accounts receivable                        6,515         (622)
        Prepaid and other assets                  (1,417)      (2,538)
        Accounts payable                         (15,997)     (14,263)
        Deferred revenue                             298          553
        Income tax payable                         2,861          919
        Other accrued liabilities                  1,068        2,624
                                             ------------ ------------
          Net cash provided by operating
           activities                             48,080       43,977
                                             ------------ ------------

Investing Activities:
--------------------------------------------
    Purchases of investments                    (173,092)    (103,413)
    Sales of investments                         137,395       86,913
    Cash paid for acquisitions, net of cash
     received                                     (8,540)     (37,235)
    Purchases of equipment and capitalized
     software                                     (6,577)      (9,162)
                                             ------------ ------------
          Net cash used in investing
           activities                            (50,814)     (62,897)
                                             ------------ ------------

Financing Activities:
--------------------------------------------
    Proceeds from sales of common stock                -      172,700
    Exercise of stock options                      7,703        9,616
    Sales of common stock under employee
     stock purchase plan                           1,244          933
    Repurchase of restricted stock to
     satisfy tax withholding obligation             (377)           -
    Excess tax benefits from stock-based
     compensation                                 10,027        2,705
                                             ------------ ------------
          Net cash provided by financing
           activities                             18,597      185,954
                                             ------------ ------------
  Effect of exchange rate changes on cash          3,009        1,645
                                             ------------ ------------
  Net increase in cash and cash equivalents       18,872      168,679
  Cash and cash equivalents, beginning of
   period                                        390,243      131,770

                                             ------------ ------------
  Cash and cash equivalents, end of period   $   409,115  $   300,449
                                             ============ ============

                                             ------------ ------------
  Cash paid for interest on Convertible
   Senior Notes                              $     1,219  $     1,219
                                             ------------ ------------




Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited, in thousands, except per share amounts)

Calculation of non-GAAP Diluted Net Income Per Share

                                                              Twelve
                                                              months
                               Three months ended              ended
                     --------------------------------------- ---------
                     March 31, June 30,  Sept. 30, Dec. 31,  Dec. 31,
                       2006      2006      2006      2006      2006
                     --------------------------------------- ---------

GAAP pre-tax income  $  23,759 $  20,581 $  20,369 $  24,773 $  89,482
  Add back:
   amortization of
   acquisition-
   related
   intangibles           2,840     3,038     3,313     2,943    12,134
  Add back: stock-
   based
   compensation
   expense               3,413     3,519     3,456     3,516    13,904
                     --------------------------------------- ---------
Non-GAAP pre-tax
 income                 30,012    27,138    27,138    31,232   115,520
Income tax expense @
 31%                     9,304     8,413     8,413     9,682    35,812
                     --------------------------------------- ---------
Non-GAAP net income  $  20,708 $  18,725 $  18,725 $  21,550 $  79,708
                     ======================================= =========

Non-GAAP net income
 per share - diluted $    0.50 $    0.41 $    0.41 $    0.47 $    1.79
                     ======================================= =========

Shares used in per
 share calculation -
 diluted                41,454    45,458    45,666    46,138    44,642

                                                     Six
                                                    months
                     Three months ended              ended
                     -------------------           ---------
                     March 31, June 30,            June 30,
                       2007      2007                2007
                     -------------------           ---------
GAAP pre-tax income  $  30,008 $  21,005           $  51,013
  Add back:
   amortization of
   acquisition-
   related
   intangibles           2,746     1,607               4,353
  Add back: stock-
   based
   compensation
   expense               3,476     3,649               7,125
                     -------------------           ---------
Non-GAAP pre-tax
 income                 36,230    26,261              62,491
Income tax expense @
 31%                    11,231     8,141              19,372
                     -------------------           ---------
Non-GAAP net income  $  24,999 $  18,120           $  43,119
                     ===================           =========

Non-GAAP net income
 per share - diluted $    0.54 $    0.39           $    0.93
                     ===================           =========

Shares used in per
 share calculation -
 diluted                46,348    46,637              46,488

Breakdown of stock-based compensation expense

                                                     Six
                                                    months
                     Three months ended              ended
                     -------------------           ---------
                     March 31, June 30,            June 30,
                       2007      2007                2007
                     -------------------           ---------
 Direct cost of
  services           $     195 $     225           $     420
 Network and
  infrastructure            72        61                 133
 Sales and marketing     1,268     1,350               2,618
 Product research
  and development          552       466               1,018
 General and
  administrative         1,389     1,547               2,936
                     -------------------           ---------
Total                $   3,476 $   3,649           $   7,125
                     ===================           =========

Non-GAAP Guidance Reconciliation

                     Q3 - 2007           FY - 2007
                     Guidance            Guidance
                     ---------           ---------
Expected GAAP net
 income per share -
 diluted             $    0.34           $    1.59
Add back
 amortization of
 acquisition-related
 costs                    0.03                0.15
Add back stock-based
 compensation
 expense                  0.08                0.31
Tax variability          (0.03)              (0.14)
Deduct impact of
 contingent
 convertible notes       (0.01)              (0.04)
                     ---------           ---------
Expected non-GAAP
 diluted net income
 per share           $    0.41           $    1.87
                     =========           =========

    CONTACT: Digital River, Inc.
             Investor Relations Contact:
             Tom Donnelly, 952-253-8661
             Chief Financial Officer
             investorrelations@digitalriver.com
             or
             Media Relations Contact:
             Gerri Dyrek, 952-253-8396
             Director, Public Relations
             gdyrek@digitalriver.com